CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the statement of additional information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 36 to File No. 333-00641; Amendment No. 37 to File No. 811-07527) of the Turner Funds of our report dated November 13, 2003, included in the 2003 Annual Report to shareholders of the Turner Tax-Managed U.S. Equity Fund.


                                                 /s/ ERNST & YOUNG LLP
                                                 ---------------------
                                                 ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 27, 2005